Exhibit 10.2

State of Delaware
Secretary of State
Division or Corporations
Delivered 04:43 PM 03/13/2009
FILED 03:37 PM 03/13/2009
SRV 090266784 - 3965543 FILE

CERTIFICATE OF MERGER
OF
CONFEDERATE MOTOR COMPANY, INC.
INTO
CONFEDERATE MOTORS, INC.

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, Confederate Motors, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

FIRST: The name and the state of incorporation of each constituent corporation of the merger is as follows:

Name	State of Incorporation
CONFEDERATE MOTORS, INC.	DELAWARE
CONFEDERATE MOTOR COMPANY, INC.	LOUISIANA

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Confederate Motors, Inc., a Delaware corporation.

FOURTH: The Articles of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective upon filing.

STXTH: The Agreement and Plan of Merger and Reorganization is on file at Confederate Motors, Inc., 2222 5th Avenue South Birmingham, Alabama 35233, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger and Reorganization will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[Signature Page to Follows]

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer this 17 by of February, 2009.

CONFEDERATE MOTORS, INC.

By:	/s/ H. Matthew Chambers
H. Matthew Chambers
Chief Executive Officer

State of Alabama)
Country of Jefferson)

          Before me Gary D. Chappell III a notary public for said country in said state, personally appeared H. Matthew Chambers, who being first duly sworn, Makes both that he has read the foregoing and is informed and believes, and upon such information and belief, avers that his signature is signed and affixed by him into said document.

/s/ Gary D. Chappell III
Notary

My Commission expires
10-12-2009